Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-219802 on Form S-3 and Registration Statement Nos. 333-238092, 333-226924, and 333-217554 on Form S-8 of our report dated March 6, 2024 relating to the financial statements of Global Water Resources, Inc., appearing in the Annual Report on Form 10-K of Global Water Resources, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tempe, Arizona
May 22, 2024